EXHIBIT 11.1

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                             For the period ending June 30, 1997
                                                             -----------------------------------
                                                                 Three months   Six months
                                                                  -----------  -----------
PRIMARY EARNINGS PER SHARE
Net earnings ...................................................  $ 6,356,640  $11,768,698
                                                                  ===========  ===========
Weighted average number of common shares outstanding ...........   24,817,346   24,804,747

Net effect of dilutive stock options based on the treasury stock
         method of using average market price ..................      326,240      386,763

Weighted average number of common and common equivalent
         shares outstanding ....................................   25,143,586   25,091,511
                                                                  ===========  ===========
PRIMARY EARNINGS PER COMMON AND COMMON
         EQUIVALENT SHARE ......................................  $      0.25  $      0.47
                                                                  ===========  ===========
FULLY DILUTED EARNINGS PER SHARE

Net earnings ...................................................  $ 6,356,640  $11,768,698
                                                                  ===========  ===========

Weighted average number of common shares outstanding ...........   24,817,346   24,804,747

Net effect of dilutive stock options based on the
  treasury stock method using the greater of the average
  or ending market price .......................................      437,809      343,159

Weighted average number of common and common equivalents
         shares outstanding ....................................   25,255,155   25,147,906
                                                                  ===========  ===========

EARNINGS PER COMMON AND COMMON EQUIVALENT
         SHARE ASSUMING FULL DILUTION ..........................  $      0.25  $      0.47
                                                                  ===========  ===========

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